                                                                    Exhibit 5.01
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                                    February 22, 2000

DSL.net, Inc.
545 Long Wharf Drive
New Haven, CT  06511

          RE:  REGISTRATION STATEMENT ON FORM S-1 (NO. 333-96349)
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Ladies and Gentlemen:

     We are acting as counsel for DSL.net, Inc., a Delaware corporation (the "Company"), in connection with the issuance and sale by the Company of up to 5,750,000 shares (the "Shares") of Common Stock, par value $.0005 per share, of the Company pursuant to the Company's Registration Statement on Form S-1 (No. 333-96349) which has been filed with the Securities and Exchange Commission (the "Registration Statement").

     We have examined such documents, records and matters of law as we have deemed necessary for the purposes of this opinion, and based thereupon we are of the opinion that the Shares, when issued and paid for in accordance with the terms described in the Registration Statement, will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as Exhibit 5.01 to the Registration Statement and to the reference to our firm in the Prospects under the caption "Legal Matters."

                                    Very truly yours,

                                    /s/ TESTA, HURWITZ & THIBEAULT, LLP